EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Christiansburg Garment Company                     Delaware

Donnkenny Apparel, Inc.                            Delaware

Beldoch Industries Corporation                     Delaware

H Squared Dispositions, Inc.                       New York


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